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                                                                    EXHIBIT 10.9


                           COCA-COLA ENTERPRISES INC.

                         1995 PHANTOM STOCK AWARD PLAN


SECTION 1. PURPOSE

         The purpose of the 1995 Phantom Stock Award Plan of Coca-Cola Enterprises Inc. (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") and its subsidiaries (as defined in Section 4) by encouraging and providing an incentive to select key employees to increase the value of the Company through grants of Phantom Stock Awards ("PSAs").

SECTION 2. ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") appointed by the Chief Executive Officer of the Company from among its officers not eligible to participate in the Plan and shall be comprised of not fewer than two members.

         The Committee shall determine the persons to whom and the times at which PSAs will be granted, the number of PSAs to be granted, the duration of each PSA, the times within which the PSA may be exercised, the cancellation of the PSA and the other conditions of a grant of a PSA. The conditions of the grants of PSAs need not be the same with respect to each grantee or with respect to each grant.

         The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make interpretations and may take other action in connection with or in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Plan granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, the affected grantees and their respective successors in interest.

         In addition to such other rights of indemnification as they have as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorney's fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any PSA granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company and under Delaware law relating to indemnification of the Committee) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she, or they reasonably believed to be in or not opposed to the best interest of the Company.
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SECTION 3. NUMBER OF AWARDS

         The stock to which the PSAs shall relate under the Plan shall be shares of Common Stock, $1.00 par value, of the Company (the "Stock"). The total number of PSAs that may be granted under the Plan shall not exceed 300,000. Such number shall be subject to adjustment in accordance with Section 10 hereof. PSAs which expire or are canceled, surrendered or terminated for any reason may again be granted under the Plan.

SECTION 4. ELIGIBILITY

         As determined by the Committee, PSAs may be granted to select key employees of the Company or its Subsidiaries, who are not "officers" within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, as determined by the Committee. No grant under this Plan shall be made in any year to an employee who is eligible to receive a grant, in that same year, from any stock plan maintained by the Company.

         "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital at the time of the granting of such PSA.

SECTION 5. AWARD OF PHANTOM STOCK

         (a) Exercise of a PSA. Each PSA represents the right of the grantee thereof to receive a cash amount equal to the excess of (i) the fair market value of a share of Stock on the date of exercise, over (ii) the fair market value of a share of Stock on the date the PSA was granted.

         (b) Value of Stock to Which PSA Relates. The fair market value of a share of Stock on any date shall be the average of the high and low market prices at which a share of Stock shall have been sold on such date or on the next preceding trading day, if such date is not a trading day, as reported on the New York Stock Exchange Composite Transactions Listing.

         (c) Duration of PSA. The duration of the PSA shall be 10 years from the date of grant, unless determined otherwise by the Committee.

         (d) Withholding. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the grantee the amount of any taxes required by law to be withheld with respect to the compensation paid under the Plan.

         (e)     Time Period for Exercise of PSAs. Subject to the provisions of
Section 8, a PSA shall be exercisable (A) to the extent of one-third of the total number of PSAs granted a participant, 12 months following the date of grant; (B) to the extent of an additional one-third of the total number of PSAs granted a participant, 24 months following the date of grant; and (C) in full, 36 months following the date of grant.

         (f) Condition Precedent for Exercise of PSA. Subject to the provisions of Section 8, a PSA may be exercised only if the grantee is continuously employed, by the Company or a Subsidiary, from the date of grant through the date of exercise.

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         (g)     Restrictions on Exercise. Any election by a grantee to
exercise, in full or in part, any PSA granted under the Plan shall be made in such manner and in accordance with such procedures as the Committee may prescribe.

         (h) Other Terms and Conditions. A grant of PSA may contain such other provisions not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. The grant of PSA to any employee shall not affect in any way the right of the Company and any Subsidiary to terminate the relationship between the Company and the grantee.

SECTION 6.  EXTENSION OF THE TERMS

         The Committee may extend the duration of any PSA for a period not to exceed one year without changing the value of the PSA as determined on the date of grant and on such other terms and condition as the Committee may deem advisable.


SECTION 7. NONTRANSFERABILlTY OF PHANTOM STOCK AWARD

         PSA's shall be exercisable, during the lifetime of a grantee, only by the grantee personally or by the grantee's legal representative.

SECTION 8. EFFECT OF TERMINATION OF EMPLOYMENT

         (a)     Retirement.

                 (i) The Committee, in its sole discretion, may cause all outstanding PSAs held by a grantee to become immediately exercisable upon his or her retirement.

                 (ii) Notwithstanding Section 5(f), PSAs exercisable upon retirement of a grantee (whether due to Committee action or otherwise), shall expire no later than (A) 36 months from the date of such grantee's retirement, or (B) 12 months after the grantee's death, whichever occurs first, unless the Committee determines otherwise.

         (b) Death or Disability While Employed. Notwithstanding Section 5(f), upon the death or disability of a grantee prior to termination of employment, all exercisable PSAs held by such employee shall expire no later than 12 months after the employee's death or termination due to disability, whichever occurs first, unless the Committee determines otherwise.

         (c)     Other Termination of Employment.

                 (i) Upon the termination of employment of a grantee other than for death, disability or retirement ("Other Termination of Employment"), then the Committee, in its sole discretion, may cause all outstanding nonexercisable PSAs held by such grantee to become immediately exercisable.

                 (ii) Notwithstanding Section 5(f), PSAs exercisable upon Other Termination of Employment (whether due to Committee action or

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otherwise), shall expire no later than six months after such Other Termination of Employment, unless the Committee determines otherwise.

         (d)     Definitions and other Determinations.

                      (i) For purpose of this Section 8, "retirement" means an optionee's voluntary termination of employment on a date which is on or after the earliest date on which such optionee would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan, the date shall be determined as if the optionee participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States. With respect to non-employee officers, "retirement" means termination of services as an officer at or after age 55.

                      (ii) For purposes of this Section 8, "disability" shall be determined according to the definition of "total and permanent disability," in effect at the time of determination, in the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan, the definition shall be determined as if the optionee participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

                    (iii) For purposes of this Section 8, a grantee's employment shall not be deemed to have terminated if the grantee obtains immediate employment with an Affiliate of the Company, and termination from such subsequent employment shall be deemed a termination from the Company, unless the grantee obtains immediate reemployment with the Company or its Subsidiaries. The term "Affiliate" shall include The Coca-Cola Company or any corporation or business entity in which The Coca-Cola Company owns, directly or indirectly, 25% or more of the voting stock or capital.

                      (iv) Whether military or other government service or other leave of absence will constitute termination of employment shall be determined in each case by the Committee in its sole discretion, with reference to applicable labor and employment laws.

SECTION 9.  NO RIGHTS AS A SHARE OWNER

         A grantee or a transferee of any PSA pursuant to Section 5 shall have no right as a share owner with respect to any Stock to which the PSA relates.

SECTION 10. ADJUSTMENT IN THE NUMBER OF PHANTOM STOCK AWARDS AND IN THE EXERCISE PRICE

         In the event there is a change in the number of outstanding shares of Stock through the declaration of stock dividends or stock splits or through recapitalization or merger or consolidation or combination of shares or otherwise, the Committee shall make such adjustment, if any, as it may deem appropriate in the number of PSAs available under the Plan, the number of shares of Stock to which any outstanding PSA relates, the fair market value of such shares on the date(s) of grant of the PSAs and/or the number of PSAs outstanding. Any such adjustment may

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provide for the elimination, without payment therefor, of any fractional shares to which any PSA otherwise might relate.

SECTION 11. AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN

         The Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the PSA under the laws of various countries (including tax laws) or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any PSA granted thereunder.

         No amendment or termination or modification of the Plan shall in any manner affect any PSA theretofore granted without the consent of the grantee, except that the Committee may amend or modify the Plan in a manner that does affect PSAs theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of grantees of outstanding PSAs affected thereby.

         The Plan shall terminate five years after the date of approval of the Plan by the Committee. Such termination, however, shall not affect PSA's already granted.

SECTION 12.  GOVERNING LAW

         The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

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